EXHIBIT 10.2

CLASSOVER HOLDINGS INC.

LOCK-UP AGREEMENT

This Lock-up Agreement (this “Agreement”) is dated as of June 30, 2025 by and among Classover Holdings Inc., a Delaware corporation (the “Company”), on the one hand, and Silver Run Group, LLC (“SRG”) for itself and on behalf of its managers, members and affiliates (each a “Holder” and collectively the “Holders”), on the other hand. The Company and the Holders are collectively referred to herein as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the APA (as defined below).

BACKGROUND

WHEREAS, in connection with this Agreement, the Company entered into an Asset Purchase Agreement (the “APA”) with the Holder and its wholly owned subsidiary Deer Creek IP, LLC;

WHEREAS, under the terms of the APA, the Company has issued to SRG, as part of the Purchase Price, (a) 800,000 shares of Common Stock and (b) pre-funded Warrants to purchase 739,278 shares of Common Stock (such shares, Warrants and the shares underlying the Warrants being collectively referred to herein as the “Subject Shares”);

WHEREAS, as a condition of, and as a material inducement for, the Company to enter into and consummate the transactions contemplated by the APA, SRG has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) Each Holder hereby agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Subject Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Subject Shares, whether any of these transactions are to be settled by delivery of any such Subject Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any Subject Shares or any other security of the Company (these actions, collectively, “Transfer”) or interest therein beneficially owned or owned of record by such Holder (collectively, such Holder’s “Lock-Up Shares”) until the date that is six (6) months following the date of the Closing (the “Lock-Up Term”).

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(b) Notwithstanding the foregoing restrictions on Transfer set forth herein, each Holder may:

(i) Transfer its Lock-Up Shares to any Permitted Transferee (as defined below);

(ii) Transfer any shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the Closing; provided, however, that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13D, 13D/A, 13G or 13G/A) during the Lock-Up Term; and

(iii) Exercise any options or warrants (including the Warrant) to purchase shares of Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); provided, however, that such Holder shall otherwise comply with any restrictions on Transfer applicable to such underlying shares of Common Stock;

provided, however, that in the case of any Transfer or distribution pursuant to Subsections (b)(i), (x) in each case such transferees must enter into a written agreement agreeing to be bound by this Agreement, including the restrictions on Transfer set forth in Section (a), and (y) such Permitted Transferee (other than a Permitted Transferee as defined in clause (E) or (F) thereof) agrees to promptly Transfer such Lock-Up Shares back to such Holder if such Permitted Transferee ceases to be a Permitted Transferee for any reason prior to the date such Lock-Up Shares becomes freely transferable. Furthermore, Section 1(a) shall not apply to the entry, by such Holder, of any trading plan providing for the sale of shares of Common Stock by such Holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as it may be amended from time to time (the “Exchange Act”); provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-Up Term and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Term.

(c) Each of the Holders acknowledges and agrees that any purported Transfer of Lock-Up Shares in violation of this Agreement shall be null and void ab initio, and the Company shall not be required to register any such purported Transfer.

(d) Each of the Holders agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of the Lock-Up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Holder’s Lock-Up Shares describing the foregoing restrictions.

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“Permitted Transferee” means, with respect to any an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government (each a “Person”), (A) the direct or indirect partners, members, equity holders or other Persons who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person of such Person (each such Person an “Affiliate”), (B) any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person, (C) any of such Person’s officers or directors, or Affiliates or family members of the Person’s officers or directors, (D) in the case of an individual, such Person’s immediate family or a trust, the beneficiary of which is a member of such Person’s immediate family, an Affiliate of such Person or a charitable organization, in each case, provided the transfer is a gift; (E) in the case of an individual, a Person who would receive the Shares by virtue of laws of descent and distribution upon death of such Person; or (F) in the case of an individual, a Person who would receive the Shares pursuant to a qualified domestic relations order. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

2. Representations and Warranties. Each of the Parties, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other Parties that (a) such Party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such Party and is the binding and enforceable obligation of such Party, enforceable against such Party in accordance with the terms of this Agreement (assuming that this Agreement constitutes a legal, valid and binding obligation of the other Parties) and (c) the execution, delivery and performance of such Party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such Party is a party or to which the assets or securities of such Party are bound.

3. Beneficial Ownership. Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Common Stock (of any class), or any economic interest in or derivative of such equity, other than those securities specified on Schedule A attached hereto.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the Parties agree that no fee, payment or additional consideration in any form has been or will be paid to any Holder in connection with this Agreement.

5. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflict with a provision in the APA, the terms of this Agreement shall control.

6. Miscellaneous. The “Miscellaneous” provisions set forth in Section 6 of the APA are hereby incorporated and made part hereof, mutatis mutandis.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be effective as of the date first written above.

CLASSOVER HOLDINGS, INC.

By:
Name:
Title:

[Signature page to Lock-Up Agreement]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be effective as of the date first written above.

Signature

Signatory Name

Signatory Title

[Signature page to Lock-Up Agreement]

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